EXHIBIT 10.22

TURBOCHEF TECHNOLOGIES, INC.
2003 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Employee/Optionee:	____________________

Number of Shares:	_____________ Shares

Option Exercise Price:

Grant Date:

Vesting Schedule:	No. Shares	Date

	__________	______
	__________	______
	__________	______

                    THIS OPTION AGREEMENT (the “Agreement”) is entered into as of the      day of        , 2003, by and between TURBOCHEF TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the employee designated above (the “Optionee”).

W I T N E S S E T H:

                    WHEREAS, the TurboChef Technologies, Inc. 2003 Stock Incentive Plan (the “Plan”) was adopted by the Company, effective October 29, 2003; and

                    WHEREAS, as of the date hereof, the Committee responsible for administration of the Plan granted the Option as provided herein;

                     NOW, THEREFORE, the parties agree as follows:

1.       Grant of Option.

          1.1     Option.  An option to purchase shares of the Company’s Common Stock (the “Shares”) is hereby granted to the Optionee (the “Option”).

          1.2     Number of Shares.  The number of Shares that the Optionee can purchase upon exercise of the Option and the dates upon which the Option can first be exercised are set forth above.

          1.3     Option Exercise Price.  The price the Optionee must pay to exercise the Option (the “Option Exercise Price”) is set forth above.

          1.4     Date of Grant.  The date the Option is granted (the “Grant Date”) is set forth above.

          1.5     Type of Option. The Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or any successor provision thereto, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code.  To the extent this Option does not qualify and is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option.

          1.6     Construction.  This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

          1.7     Condition.  The Option is conditioned on the Optionee’s execution of this Agreement.  If this Agreement is not executed by the Optionee, it may be canceled by the Committee.

2.        Duration.

           The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Grant Date (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 1.7 and Section 5.

3.       Vesting.

          The Option shall vest, and may be exercised, with respect to the Shares, on or after the dates set forth above, subject to earlier vesting of the Option as provided in Section 5 and subject to earlier termination of the Option as provided in Section 1.7 and Section 5 or in the Plan.  The right to purchase the Shares as they become vested shall be cumulative and shall continue during the Exercise Term unless sooner terminated as provided herein.  Notwithstanding the foregoing, if the Optionee is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938 (“FLSA”), the Optionee may not exercise any Option (even if the Option is otherwise vested) prior to the date that is six (6) months after the Grant Date unless the Optionee’s employment has terminated due to death, Disability, or Retirement or unless a Change in Control has occurred after the Grant Date.

4.       Manner of Exercise and Payment.

          4.1     Delivery.  To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A, to the address indicated on such Form or such other address designated by the Company from time to time.  The Option may be exercised in whole or in part with respect to the vested Shares; provided, however, the Committee may establish a minimum number of Shares (e.g., 100) for which an Option may be exercised at a particular time.  Within thirty (30) days of delivery of the Option Exercise Form, the Company shall deliver certificates evidencing the Shares to the Optionee, duly endorsed for transfer to the

Optionee, free and clear of all liens, security interests, pledges or other claims or charges.  Contemporaneously with the delivery of the Option Exercise Form, Optionee shall tender the Option Exercise Price to the Company, by cash, check, wire transfer or such other method of payment (e.g., delivery of, or attestation to, Shares already owned) as may be acceptable to the Committee pursuant to the Plan.

          4.2     No Rights as Stockholder.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a stockholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.

5.       Termination of Employment.

          5.1     Termination by Death.  In the event the Optionee dies while actively employed by the Company, all outstanding unvested Options granted to the Optionee shall immediately vest, and thereafter all vested Options shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date of death, whichever period is shorter, by such person(s) as shall have been named as the Optionee’s beneficiary, or in the absence of a designated beneficiary, by the executor or representative of the Optionee’s estate.

          5.2     Termination by Disability.  If the Optionee’s employment with the Company is terminated by reason of Disability, all outstanding unvested Options granted to the Optionee shall immediately vest as of the date the Committee determines the definition of Disability to have been satisfied by the Optionee, and thereafter all vested Options shall remain exercisable at any time prior to the end of the Exercise Term, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

          5.3     Termination for Cause.  If the Optionee’s employment with the Company is terminated by the Company for Cause, all outstanding unvested Options granted to the Optionee shall expire immediately, and the Optionee’s right to exercise any then outstanding Options (whether or not vested) shall terminate immediately upon the date that the Committee determines is the Optionee’s date of termination of employment.

          5.4     Termination of Employment for Other Reasons.  If the Optionee’s employment is terminated by the Company without Cause, or the Optionee voluntarily terminates his employment (including upon Retirement), all outstanding unvested Options shall expire, and any Options vested as of his date of termination shall remain exercisable at any time prior to the end of the Exercise Term or for three (3) months after his date of termination of employment, whichever period is shorter.

          5.5     Employment with a Subsidiary.  For purposes of this Section and Section 10, employment with the Company includes employment with any subsidiary of the Company.  A change of employment between the Company and any subsidiary or between subsidiaries is not a termination of employment under this Agreement.

6.       Nontransferability.

          The Option shall not be transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee.

7.       Securities Law Restrictions.

          The Option may not be exercised at any time unless, in the opinion of counsel for the Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws.  The Company intends to register the Shares issuable upon the exercise of the Option; however, until the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of the Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration.  The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions shall appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

8.       Limitation or Cancellation of Award.

          If the Optionee engages in any “Detrimental Activity” (as defined in the Plan), the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised or deferred  Option as of the first date the Optionee engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Agreement, the Plan or any other agreement.  In addition, if the Optionee exercises an Option hereunder at any time during the period beginning six months prior to the date the Optionee first engages in any Detrimental Activity and ending on the date six months after the date the Optionee ceases to engage in any Detrimental Activity, the Optionee shall be required to pay to the Company the excess of the fair market value of the Shares subject to the Option exercised over the total exercise price for such Shares.

9.      Effect of Change in Control.

          9.1     Vesting.  Upon the consummation of a Change in Control, all outstanding unvested Options shall become immediately and fully exercisable, and shall remain exercisable as otherwise provided in this Agreement.

          9.2     Termination of Options.  The Committee, in its discretion, may terminate the Option upon a Change in Control; provided, however, that at least 30 days prior to the Change in Control (or, if not feasible to provide 30 days notice, within a reasonable period prior to the Change in Control), the Committee notifies the Optionee that the Option will be terminated and provides the Optionee, either, at the election of the Committee, (i) a cash payment equal to the difference between the Fair Market Value of the vested Options (including Options that would become vested upon the Change in Control in accordance with Section 9.1 above) and the

Exercise Price for such Options, computed as of the date of the Change in Control and to be paid no later than 3 business days after the Change in Control, or (ii) the right to exercise all vested Options (including Options that would become vested upon the Change in Control in accordance with Section 9.1 above) immediately prior to the Change in Control.

          9.3     Liquidation/Dissolution.  Upon the effective date of the liquidation or dissolution of the Company without a successor, the Option shall terminate; provided that the Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, to exercise this Option in whole or in part whether or not previously vested.

10.     No Right to Continued Employment.

          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a subsidiary to terminate the Optionee’s employment at any time.

11.     Adjustments.

          In the event of a change in capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to the Option and the purchase price for such Shares or other stock or securities.  The Committee’s adjustment shall be made in accordance with the provisions of Section 4.4 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

12.     Withholding of Taxes.

          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option.  If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value equal to the minimum required Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by such Optionee.

          If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the Grant Date or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

13.     Modification of Agreement.

          Except as provided in Section 9, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

14.     Severability.

          Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15.     Governing Law.

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16.     Successors in Interest.

          This Agreement shall inure to the benefit of and be binding upon each successor corporation to the Company.  This Agreement shall inure to the benefit of the Optionee’s legal representatives.  All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs, executors, administrators and successors.

17.     Resolution of Disputes.

          Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Company for all purposes.

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          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

TURBOCHEF TECHNOLOGIES, INC.

By:

Name:

Title:

          By signing below, Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee responsible for administration of the Plan, upon any questions arising under the Plan.  Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or exercise of the Option.

OPTIONEE

Signature:

Name:

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EXHIBIT A

OPTION EXERCISE FORM

          I, _____________________________, do hereby exercise the Option with a Grant Date of _____________________ granted to me pursuant to the Option Agreement. The Shares being purchased and the Total Option Exercise Price are set forth below:

Number of Shares:	________________ Shares

Option Exercise Price Per Share	$__________ per Share

Total Option Exercise Price:	= $____________.

The Total Option Exercise Price is included with this Form.

Date: ___________________

Signature

Send or deliver this Form with an original signature to:

TurboChef Technologies, Inc.
10500 Metric Drive, Suite 128
Dallas, Texas 75243
Attn:  ____________________